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                                                                  EXHIBIT 12 (B)


                           DORAL FINANCIAL CORPORATION
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS


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                                                                              NINE MONTH PERIOD ENDED
                                                                                SEPTEMBER 30, 2001
                                                                              -----------------------
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INCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                                      $108,860
  Plus:
     Fixed Charges (excluding capitalized interest)                                  211,384
                                                                                    --------

TOTAL EARNINGS                                                                      $320,244
                                                                                    ========

FIXED CHARGES:
     Interest expensed and capitalized                                              $213,344
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                                                 549
     An estimate of the interest component within rental expense                       1,699
                                                                                    --------

TOTAL FIXED CHARGES BEFORE PREFERRED DIVIDENDS                                       215,592
                                                                                    --------

Preferred dividends                                                                    7,056
Ratio of pre tax income to net income                                                  1.074
                                                                                    --------

PREFERRED DIVIDEND FACTOR                                                              7,578
                                                                                    --------

TOTAL FIXED CHARGES AND PREFERRED STOCK DIVIDENDS                                   $223,170
                                                                                    ========

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS                        1.43
                                                                                    ========




EXCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                                      $108,860
  Plus:
     Fixed Charges (excluding capitalized interest)                                  158,042
                                                                                    --------

TOTAL EARNINGS                                                                      $266,902
                                                                                    ========

FIXED CHARGES:
     Interest expensed and capitalized                                              $160,002
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                                                 549
     An estimate of the interest component within rental expense                       1,699
                                                                                    --------

TOTAL FIXED CHARGES BEFORE PREFERRED DIVIDENDS                                       162,250
                                                                                    --------

Preferred dividends                                                                    7,056
Ratio of pre tax income to net income                                                  1.074
                                                                                    --------

PREFERRED DIVIDEND FACTOR                                                              7,578
                                                                                    --------

TOTAL FIXED CHARGES AND PREFERRED STOCK DIVIDENDS                                   $169,828
                                                                                    ========

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS                        1.57
                                                                                    ========
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